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                                                                     EXHIBIT 4.2



                                [FORM OF SERIES
                                 B SENIOR NOTE]

                               PEN HOLDINGS, INC.

   NO.                                                  $

                      9-7/8% SERIES B SENIOR NOTE DUE 2008

     PEN HOLDINGS INC., a corporation organized under the laws of Tennessee (the "Issuer"), for value received, promises to pay to CEDE & CO. or registered assigns the principal sum of $100,000,000 dollars on June 8, 2008.

     Interest Payment Dates: June 15 and December 15.

     Record Dates: June 1 and December 1.

     Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.



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     IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.


                                     PEN HOLDINGS, INC.


                                     By:
                                        ------------------------------------
                                        Name:  William E. Beckner
                                        Title: President and Chief Executive
                                                 Officer


                                     By:
                                        ------------------------------------
                                        Name:  Mark A. Oldham
                                        Title: Senior Vice President, Secretary
                                                 and Treasurer


Certificate of Authentication

     This is one of the 9-7/8% Series B Senior Notes due 2008 referred to in the within-mentioned Indenture.

Dated:                 , 1998
      -----------------



                                     THE BANK OF NEW YORK, as Trustee



                                     By:
                                        ------------------------------------
                                        Name:
                                        Title:











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                               PEN HOLDINGS, INC.

                      9-7/8% SERIES B SENIOR NOTE DUE 2008

     1. INTEREST. PEN HOLDINGS, INC., a Tennessee corporation (the "Issuer"), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 9-7/8% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 8, 1998 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15 commencing December 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by
law) at a rate of     % per annum.

     2. METHOD OF PAYMENT. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 1 or December 1 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

     3. PAYING AGENT AND REGISTRAR. Initially, the Bank of New York, a New York State banking corporation (the "Trustee") will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. Neither the Issuer nor any of its Affiliates may act as Paying Agent or Registrar.

     4. INDENTURE. The Issuer issued the Notes under an Indenture dated as of June 8, 1998 (the "Indenture") among the Issuer, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Notes are obligations of the Issuer limited in aggregate principal amount to $100,000,000.

     5. OPTIONAL REDEMPTION. The Issuer, at its option, may redeem the Notes, in whole at any time or in part, from time to time at any time on or after June 15, 2003 upon not less than 30 nor more than 60 days' notice, at the redemption prices

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(expressed as percentages of principal amount), set forth below, together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each year listed below:

        Year                                           Redemption Price
        ----                                           ----------------

        2003 .........................................     104.938%
        2004 .........................................     103.292%
        2005 .........................................     101.646%
        2006 and thereafter ..........................     100.000%

     Notwithstanding the foregoing, the Issuer may redeem in the aggregate up to 35% of the original principal amount of Notes at any time and from time to time out of the net cash proceeds of one or more Public Equity Offerings prior to June 15, 2001 at a Redemption Price equal to 109.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date; provided that at least $65.0 million of the principal amount of Notes originally issued remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

     In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or if such Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee shall deem fair and equitable. The Notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the Notes. On and after any Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption unless the Issuer shall fail to redeem any such Note.

     6. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

     7. OFFERS TO PURCHASE. The Indenture provides that upon the occurrence of a Change of Control or an Asset Sale and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

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     8. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

     9. PERSONS DEEMED OWNERS. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

     10. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an "abandoned property" law designates another Person.

     11. AMENDMENT, SUPPLEMENT, WAIVER, ETC. The Issuer, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

     12. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Issuer and its Restricted Subsidiaries to, among other things, incur addi-

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tional Indebtedness, make payments in respect of their Capital Stock or certain
Indebtedness, repurchase stock make certain Investments, create or incur liens, enter into transactions with Affiliates, issue stock of Subsidiaries of the Issuer, enter into sale and leaseback transactions and on the ability of the Issuer or any Guarantor to merge or consolidate with any other Person or transfer all or substantially all of the Issuer's assets. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to
Section 4.04 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

     13. SUCCESSOR CORPORATION. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

     14. DEFAULTS AND REMEDIES. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.01(6) or (7) of the Indenture with respect to the Issuer) occurs and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Notes may, by written notice to the Trustee and the Issuer, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and (i) such amounts shall become immediately due and payable or (ii) if there are any amounts outstanding under or in respect of any Credit Facilities, such amounts shall become due and payable upon the first to occur of an acceleration of amounts outstanding under or in respect of such Credit Facility or five Business Days after receipt by the Issuer and the representative of the holders of Indebtedness under or in respect of the Credit Facilities, of notice of the acceleration of the Notes. If an Event of Default specified in Section 6.01(6) or (7) of the Indenture occurs with respect to the Issuer, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium if any, or interest or a default in the observance or performance of any of the obligations of the Issuer under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

     15. TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Is-

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suer or its Affiliates, and may otherwise deal with the Issuer or its
Affiliates, as if it were not Trustee.

     16. NO RECOURSE AGAINST OTHERS. No director, officer, employee incorporator or stockholder of the Issuer or any Guarantor shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture or the Guarantees or for a claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

     17. DISCHARGE. The Issuer's obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or U.S. Government Obligations sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

     18. GUARANTEES. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

     19. AUTHENTICATION. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

     20. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. The Trustee, the Issuer, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

     21. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/MA (= Uniform Gifts to Minors
Act).

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     The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

          PEN HOLDINGS, INC.
          Center Court Building
          Suite 300
          5110 Maryland Way
          Brentwood, TN 37027

          Attention: Chief Financial Officer



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                                   ASSIGNMENT


I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

____________________________________________________________________________
____________________________________________________________________________
____________________________________________________________________________
             (Print or type name, address and zip code of assignee)

and irrevocably appoint:

____________________________________________________________________________
____________________________________________________________________________

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

                                  [Check One]

[  ] (a)     this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[  ] (b)     this Note is being transferred other than in accordance with (a)
             above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.


Date:_______________________       Your Signature:____________________________
                                   (Sign exactly as your name appears on the face of this Note)


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_________________________________
Signature Guaranteed*:

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.



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                       OPTION OF HOLDER TO ELECT PURCHASE


     If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.17 of the Indenture, check the appropriate box:


                /  /  Section 4.11            /  /  Section 4.17


     If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.11 or Section 4.17 of the Indenture, state the amount you elect to have purchased:


$_____________________________
 (multiple of $1,000)


Date:_________________________


                                   Your Signature:____________________________
                                   (Sign exactly as your name appears on the face of this Note)


_________________________________
Signature Guaranteed*

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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------------------------------
Signature Guaranteed*:

*Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the [Registrar], which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the [Registrar] in addition to, or in Substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

             TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:
      -------------------------------     -------------------------------------
                                          NOTICE: To be executed by
                                                   an executive officer





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                       [FORM OF LEGEND FOR GLOBAL NOTES]


     Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:


     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST ISSUER (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IT REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.



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                              [FORM OF GUARANTEE]

                                   GUARANTEE


     Each of the undersigned (the "Guarantors") hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of June 8, 1998 by and among Pen Holdings, Inc., as issuer, the Guarantors, as guarantors, and The Bank of New York, as Trustee (as amended, restated or supplemented from time to time, the "Indenture"), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Noteholders or the Trustee, all in accordance with the terms set forth in Article 10 of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

     The obligations of the Guarantors to the Noteholder and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee.

     [Signatures on Following Pages]